Exhibit 99.1

Grace Shareholders Approve Transaction with Standard Industries Holdings

COLUMBIA, Md – Sept. 17, 2021 – W. R. Grace & Co. (NYSE: GRA) (the “Company”) today announced that, at a Special Meeting of Shareholders held today, the Company’s shareholders approved a proposal to adopt the merger agreement (the “Merger Agreement”) between Grace and an affiliate of Standard Industries Holdings Inc., under which Standard Industries Holdings will acquire all of the outstanding shares of Grace common stock for $70.00 per share in cash.

Approximately 99.6% of the votes cast at the meeting, representing approximately 69.5% of shares of the Company’s common stock issued and outstanding as of the close of business on August 9, 2021, the record date for the Special Meeting, voted to adopt the Merger Agreement. The final vote results, as certified by an independent Inspector of Election, will be filed on a Form 8-K with the U.S. Securities and Exchange Commission.

“We thank Grace shareholders for their strong support of this value creating transaction, which is in the best interest of Grace and our customers, employees, investors and other stakeholders,” said Hudson La Force, Grace’s President and Chief Executive Officer. “As part of Standard Industries, Grace will be even better positioned to provide innovative and sustainable technologies to create value for our customers.”

The completion of the transaction is expected to occur on Wednesday, September 22, 2021, subject to the satisfaction or waiver of the remaining customary closing conditions set forth in the Merger Agreement. Following the closing of this transaction, Grace will become a privately held company that will operate as a standalone company within the portfolio of Standard Industries, and Grace’s common stock will no longer be listed on the New York Stock Exchange.

About Grace

Built on talent, technology, and trust, Grace is a leading global supplier of catalysts and engineered materials. The company’s two industry-leading business segments—Catalysts Technologies and Materials Technologies—provide innovative products, technologies, and services that enhance the products and processes of our customers around the world. With approximately 4,300 employees, Grace operates and/or sells to customers in over 60 countries. More information about Grace is available at grace.com.

About Standard Industries

Standard Industries is a privately-held global industrial company operating in over 80 countries with over 15,000 employees. The Standard ecosystem spans a broad array of holdings, technologies and investments—including both public and private companies from early to late-stage—as well as world-class building solutions, performance materials and next-generation solar technology. Throughout its 140-year history, Standard has leveraged its deep industry expertise and vision to create outsize value across its businesses, which today include operating companies GAF, BMI, GAF Energy, Siplast, Schiedel and SGI, as well as related businesses 40 North, a multi-billion-dollar investment platform, 40 North Ventures and Winter Properties. Learn more at standardindustries.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this communication may contain forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, statements regarding: financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; impact of COVID-19 on Grace’s business; competitive positions; growth opportunities for existing products; benefits from new technology; benefits from cost reduction initiatives; succession planning; markets for securities; the anticipated timing of closing of the Merger and the potential benefits of the Merger. Grace is subject to risks and uncertainties that could cause actual results or events to differ materially from its projections or that could cause forward-looking statements to prove incorrect. Factors that could cause actual results or events to differ materially from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in areas of active conflicts and in emerging regions; the costs and availability of raw materials, energy, and transportation; the effectiveness of Grace’s research and development and growth investments; acquisitions and divestitures of assets and businesses; developments affecting Grace’s outstanding indebtedness; developments affecting Grace’s pension obligations; legacy matters (including product, environmental, and other legacy liabilities) relating to past activities of Grace; its legal and environmental proceedings; environmental compliance costs (including existing and potential laws and regulations pertaining to climate change); the inability to establish or maintain certain business relationships; the inability to hire or retain key personnel; natural disasters such as storms and floods; fires and force majeure events; the economics of our customers’ industries, including the petroleum refining, petrochemicals, and plastics industries, and shifting consumer preferences; public health and safety concerns, including pandemics and quarantines; changes in tax laws and regulations; international trade disputes, tariffs, and sanctions; the potential effects of cyberattacks; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the failure to satisfy any of the other conditions to the completion of the Merger; risks relating to the financing required to complete the Merger; the effect of the announcement of the Merger on the ability of Grace to retain and hire key personnel and maintain relationships with its customers, vendors and others with whom it does business, or on its operating results and businesses generally; the effects of the Merger on the integration of the Fine Chemistry Services business acquired by Grace from Albemarle Corporation for approximately $570 million, which was announced by Grace on February 26, 2021 and consummated on June 1, 2021; risks associated with the disruption of management’s attention from ongoing business operations due to the Merger; the ability to meet expectations regarding the timing and completion of the Merger; significant transaction costs, fees, expenses and charges; the risk of litigation and/or regulatory actions related to the Merger; other business effects, including the effects of industry, market, economic, political, regulatory or world health conditions (including new or ongoing effects of the COVID-19 pandemic), and other factors detailed in Grace’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2020 and Grace’s other filings with the SEC, which are available at http://www.sec.gov and on Grace’s website at www.grace.com. Our reported results should not be considered as an indication of our future performance. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Grace undertakes no obligation to release publicly any revisions to our projections and forward-looking statements, or to update them to reflect events or circumstances occurring after the dates those projections and statements are made.

Media Relations
Caitlin Leopold
T +1 410.531.8870
caitlin.leopold@grace.com

Investor Relations
Jason Hershiser
T +1 410 531 8835
Jason.hershiser@grace.com